Exhibit Number 99.1

Investor Contact:	W. Larry Cash
Executive Vice President
and Chief Financial Officer
(615) 373-9600

COMMUNITY HEALTH SYSTEMS, INC. ANNOUNCES

SECOND QUARTER 2004 RESULTS WITH
NET OPERATING REVENUES UP 23.8%, NET INCOME UP 25.6% AND

NET INCOME PER SHARE (DILUTED) UP 23.3%

BRENTWOOD, Tenn. (July 21, 2004)   Community Health Systems, Inc. (NYSE: CYH) today announced financial and operating results for the second quarter ended June 30, 2004.

Net operating revenues for the second quarter ended June 30, 2004, totaled $813.7 million, a 23.8% increase compared with $657.3 million for the same period last year.  Net income increased 25.6% to $38.4 million, or $0.37 per share (diluted), on 109.0 million weighted average shares outstanding for the quarter ended June 30, 2004, compared with $30.6 million, or $0.30 per share (diluted), on 107.8 million weighted average shares outstanding for the same period last year. Refer to page 3 for “Financial Highlights.”

Adjusted EBITDA for the second quarter of 2004 was $121.5 million, compared with $102.7 million for the same period last year, representing a 18.2% increase.  Included in the second quarter 2004 adjusted EBITDA is approximately $0.9 million of expenses incurred in connection with the registration and offering of common stock of certain of the Company’s stockholders completed on April 19, 2004, as referenced on page 3, footnote (b).  Adjusted EBITDA is EBITDA adjusted to exclude minority interest in earnings.  The Company uses adjusted EBITDA as a measure of liquidity.  Net cash provided by operating activities for the second quarter of 2004 was $144.3 million, compared with $142.8 million for the same period last year.  Refer to page 3, Footnote (d).

The consolidated financial results for the second quarter ended June 30, 2004, reflect a 19.3% increase in total admissions compared with the second quarter of 2003.  This increase is attributable to the Company’s acquisition success and strong internal growth. On a same-store basis, admissions increased 3.3% and net operating revenues increased 7.0% compared with the same period last year.

Net operating revenues for the six months ended June 30, 2004, totaled $1.6 billion, compared with $1.3 billion for the same period last year, a 24.3% increase, again demonstrating the Company’s successful integration of acquisitions over the last several years.  Net income increased 23.4% to $79.2 million, or $0.77 per share (diluted), on 109.1 million weighted average shares outstanding, for the six months ended June 30, 2004, compared with $64.2 million, or $0.64 per share (diluted) on 107.8 million weighted average shares outstanding, for the same period last year.

Adjusted EBITDA for the six months ended June 30, 2004, was $246.5 million, compared with $209.3 million for the same period last year, a 17.8% increase.  Net cash provided by operating activities for the six months ended June 30, 2004, was $206.0 million, compared with $151.3 million for the same period last year, an increase of 36.2%.  Refer to page 3, footnote (e).

- MORE -

The consolidated financial results for the six months ended June 30, 2004, reflect an 18.5% increase in total admissions compared with the same period last year.  On a same-store basis, admissions increased 2.6% and net operating revenues increased 7.6%, compared with the same period last year.

“We are pleased to once again report that Community Health Systems delivered an outstanding performance for the second quarter of 2004,” commented Wayne T. Smith, chairman, president and chief executive officer of Community Health Systems, Inc.  “Our ability to continue to drive revenues and earnings and meet our operating objectives tells us we are doing the right things.  Our strong top line growth reflects our capacity to improve the level and scope of services and enhance the financial and operating performance of our hospitals.  We are very pleased with the momentum in our business and look forward to continued progress for the remainder of 2004.”

On July 1, 2004, the Company completed the acquisition of Galesburg Cottage Hospital (170 beds) in Galesburg, Illinois.  On June 22, 2004, the Company announced the execution of a definitive agreement to acquire Phoenixville Hospital (143 beds) in Phoenixville, Pennsylvania.

“Our results to date demonstrate our ability to combine our acquisition-oriented growth strategy with solid operating metrics, delivered through our standardized and centralized approach to managing our hospitals,” added Smith.  “As we continue to gain recognition in the marketplace for our proven execution, we have extended our role as an industry leader in selectively acquiring non-urban hospitals in attractive growth markets.  Our proven ability to assimilate these acquired hospitals into our system and enhance the level of healthcare services provided in their respective communities has been the key differentiator for Community Health Systems.  We look forward to continuing to deliver favorable results for our shareholders and the communities we serve, as we stay focused on our strategy. “

Located in the Nashville, Tennessee suburb of Brentwood, Community Health Systems is a leading operator of general acute care hospitals in non-urban communities throughout the country. Through its subsidiaries, the Company currently owns, leases or operates 73 hospitals in 22 states.  Its hospitals offer a broad range of inpatient medical and surgical services, outpatient treatment and skilled nursing care.  Shares in Community Health Systems, Inc. are traded on the New York Stock Exchange under the symbol “CYH”.

Community Health Systems will hold a conference call to discuss this press release on Thursday, July 22, 2004, at 10:00 a.m. Central, 11:00 a.m. Eastern.  Investors will have the opportunity to listen to a live Internet broadcast of the conference call by clicking on the Investor Relations link of the Company’s website at www.chs.net, or at www.fulldisclosures.com.  To listen to the live call, please go to the website at least fifteen minutes early to register, download, and install any necessary audio software.  For those who cannot listen to the live broadcast, a replay will be available shortly after the call and continue through August 21, 2004.  A copy of the Company’s Form 8-K (including this press release) and conference call slide show will also be available on the Company’s website at www.chs.net.

Statements contained in this news release regarding expected operating results, acquisition transactions and other events are forward-looking statements that involve risk and uncertainties.  Actual future events or results may differ materially from these statements.  Readers are referred to the documents filed by Community Health Systems, Inc. with the Securities and Exchange Commission, including the Company’s Registration Statement on Form S-3 (Registration Statement No. 333-112084), and Form 10-K for the year ended December 31, 2003 and Form 10-Q for the quarter ended March 31, 2004.  These filings identify important risk factors and other uncertainties that could cause actual results to differ from those contained in the forward-looking statements.

COMMUNITY HEALTH SYSTEMS, INC.

Financial Highlights

(Unaudited)

(In thousands, except net income per share amounts)

	Three Months Ended June 30,				Six Months Ended June 30,
	2004		2003		2004		2003

Net operating revenues	$813,669		$657,293		$1,636,045		$1,316,570
Adjusted EBITDA (a)	$121,470	(b)	$102,733		$246,493	(b)	$209,307
Net income	$38,439		$30,616		$79,165		$64,155
Net income per share - basic	$0.39		$0.31		$0.80		$0.65
Weighted average number of shares outstanding - basic	98,780		98,256		98,744		98,314
Net income per share - diluted	$0.37		$0.30		$0.77		$0.64
Weighted average number of shares outstanding - diluted	108,999	(c)	107,765	(c)	109,069	(c)	107,786	(c)
Net cash provided by operating activities	$144,254	(d)	$142,781	(d)	$205,985	(e)	$151,291	(e)

(a)          EBITDA consists of income before interest, income taxes, and depreciation and amortization.  Adjusted EBITDA is EBITDA adjusted to exclude minority interest in earnings.  We have from time to time sold minority interests in certain of our subsidiaries or acquired subsidiaries with existing minority interest ownership positions.  We believe that it is useful to present adjusted EBITDA because it excludes the portion of EBITDA attributable to these third party interests and clarifies for investors our Company’s portion of EBITDA generated by our operations.  We use adjusted EBITDA as a measure of liquidity.  We have included this measure because we believe it provides investors with additional information about our ability to incur and service debt and make capital expenditures.  Adjusted EBITDA is the key component in the determination of our compliance with some of the covenants under our senior secured credit facility, as well as to determine the interest rate and commitment fee payable under the senior secured credit facility.

Adjusted EBITDA is not a measurement of financial performance or liquidity under generally accepted accounting principles.  It should not be considered in isolation or as a substitute for net income, operating income, cash flows from operating, investing or financing activities, or any other measure calculated in accordance with generally accepted accounting principles.  The items excluded from adjusted EBITDA are significant components in understanding and evaluating financial performance and liquidity.  Our calculation of adjusted EBITDA may not be comparable to similarly titled measures reported by other companies.

The following table reconciles adjusted EBITDA, as defined, to our net cash provided by operating activities as derived directly from our consolidated financial statements for the three months and six months ended June 30, 2004 and 2003 (in thousands):

	Three Months Ended June 30,		Six Months Ended June 30,
	2004	2003	2004	2003
Adjusted EBITDA	$121,470	$102,733	$246,493	$209,307
Interest expense, net	(18,488)	(16,667)	(37,260)	(33,683)
Provision for income taxes	(25,202)	(20,412)	(51,903)	(42,817)
Other non-cash expenses, net	402	143	(89)	122
Net changes in operating assets and liabilities, net of effects of acquisitions	66,072	76,984	48,744	18,362
Net cash provided by operating activities	$144,254	$142,781	$205,985	$151,291

(b)         Includes approximately $0.9 million of expenses incurred in connection with the registration and offering of common stock completed on April 19, 2004.  Net income was reduced by approximately $0.6 million or $0.01 per share (diluted) as a result of these expenses.

(c)          Adjusted to include assumed exercise of employee stock options and assumed conversion of convertible notes.  Since the income per share impact of the conversion of the convertible notes is less than the basic income per share for both periods presented, the convertible notes are dilutive and accordingly must be included in the fully diluted calculation (after tax interest savings of $2.2 million per quarter and 8.6 million shares added to the calculation of fully diluted earnings per share).

(d)   The change in net cash provided by operating activities between the three months ended June 30, 2004, and the same period in 2003 is an increase of 1.0%.  Net cash provided by operating activities for the three months ended June 30, 2003, included approximately $10 million due to the receipt of a cash advance from the Company’s Medicare Intermediary related to an anticipated payment delay resulting from a scheduled July system conversion.  Had net cash provided by operating activities for the prior year not included this cash advance, the change between periods would have been an increase of approximately 8.6%.

(e)          The change in net cash provided by operating activities between the six months ended June 30, 2004, and the same period in 2003 is an increase of 36.2%.  The cash advance mentioned in footnote(d) substantially offsets the build-up of accounts receivable related to acquisitions for the six months ended June 30, 2003.  Had net cash provided by operating activities for the prior year period been adjusted for both the cash advance and build-up of accounts receivable, the change between periods would have been an increase of approximately 32%.

COMMUNITY HEALTH SYSTEMS, INC.

Condensed Consolidated Statements of Operations

(Unaudited)

(In thousands, except net income per share amounts)

	Three Months Ended June 30,		Six Months Ended June 30,
	2004	2003	2004	2003

Net operating revenues	$813,669	$657,293	$1,636,045	$1,316,570

Operating expenses:
Salaries and benefits	327,403	263,307	657,831	532,079
Provision for bad debts	81,721	62,078	167,832	124,419
Supplies	96,645	76,152	196,037	152,972
Other operating expenses	186,430	153,023	367,852	297,793
Depreciation and amortization	38,706	34,358	77,157	67,600
Minority interests in earnings	635	680	1,008	1,052
Total expenses	731,540	589,598	1,467,717	1,175,915
Income from operations	82,129	67,695	168,328	140,655
Interest expense, net	18,488	16,667	37,260	33,683
Income before income taxes	63,641	51,028	131,068	106,972
Provision for income taxes	25,202	20,412	51,903	42,817
Net income	$38,439	$30,616	$79,165	$64,155
Net income per share - basic	$0.39	$0.31	$0.80	$0.65
Net income per share - diluted	$0.37	$0.30	$0.77	$0.64
Weighted average number of shares outstanding:
Basic	98,780	98,256	98,744	98,314
Diluted	108,999	107,765	109,069	107,786
Net income per share calculation:
Net income	$38,439	$30,616	$79,165	$64,155
Add - Convertible notes interest, net of taxes	2,189	2,189	4,378	4,378
Adjusted net income	$40,628	$32,805	$83,543	$68,533
Weighted average number of shares outstanding - basic	98,780	98,256	98,744	98,314
Add effect of dilutive securities:
Unvested common shares	31	117	31	117
Employee stock options	1,606	810	1,712	773
Convertible notes	8,582	8,582	8,582	8,582
Weighted average number of shares outstanding - diluted	108,999	107,765	109,069	107,786
Net income per share - diluted	$0.37	$0.30	$0.77	$0.64

COMMUNITY HEALTH SYSTEMS, INC.

Selected Operating Data

(Unaudited)

($ in thousands)

	For the Three Months Ended June 30,
	Consolidated			Same-Store
	2004	2003	% Change	2004	2003	% Change

Number of hospitals	72	70		69	69
Licensed beds	7,810	6,962		6,854	6,899
Beds in service	6,241	5,390		5,417	5,355
Admissions	69,145	57,979	19.3%	59,634	57,744	3.3%
Adjusted admissions	128,265	107,096	19.8%	110,501	106,692	3.6%
Patient days	279,830	221,735	26.2%	234,899	220,904	6.3%
Average length of stay (days)	4.0	3.8	5.3%	3.9	3.8
Occupancy rate (average beds in service)	49.4%	45.2%		47.7%	45.3%
Net operating revenues	$813,669	$657,293	23.8%	$699,998	$654,099	7.0%
Net inpatient revenue as a % of total net operating revenues	50.4%	50.2%		49.8%	50.2%
Net outpatient revenue as a % of total net operating revenues	48.4%	48.5%		49.1%	48.5%
Income from operations	$82,129	$67,695	21.3%	$76,538	$67,937	12.7%
Income from operations as a % of net operating revenues	10.1%	10.3%		10.9%	10.3%
Depreciation and amortization	$38,706	$34,358		$33,821	$34,153
Minority interest in earnings	$635	$680		$635	$680
Liquidity Data:
Adjusted EBITDA	$121,470	$102,733	18.2%
Adjusted EBITDA as a % of net operating revenues	14.9%	15.6%
Net cash provided by operating activities	$144,254	$142,781
Net cash provided by operating activities as a % of net operating revenue	17.7%	21.7%

COMMUNITY HEALTH SYSTEMS, INC.

Selected Operating Data

(Unaudited)

($ in thousands)

	For the Six Months Ended June 30,
	Consolidated			Same-Store
	2004	2003	% Change	2004	2003	% Change

Number of hospitals	72	70		69	69
Licensed beds	7,810	6,962		6,854	6,899
Beds in service	6,241	5,390		5,438	5,351
Admissions	141,778	119,627	18.5%	122,236	119,173	2.6%
Adjusted admissions	259,280	217,916	19.0%	223,218	217,112	2.8%
Patient days	580,487	466,987	24.3%	487,533	465,292	4.8%
Average length of stay (days)	4.1	3.9		4.0	3.9
Occupancy rate (average beds in service)	51.4%	47.9%		49.6%	48.0%
Net operating revenues	$1,636,045	$1,316,570	24.3%	$1,408,906	$1,309,372	7.6%
Net inpatient revenue as a % of total net operating revenues	50.8%	51.6%		50.8%	51.6%
Net outpatient revenue as a % of total net operating revenues	47.8%	47.1%		48.0%	47.2%
Income from operations	$168,328	$140,655	19.7%	$155,283	$140,543	10.5%
Income from operations as a % of net operating revenues	10.3%	10.7%		11.0%	10.7%
Depreciation and amortization	$77,157	$67,600		$67,794	$67,194
Minority interest in earnings	$1,008	$1,052		$1,008	$1,052
Liquidity Data:
Adjusted EBITDA	$246,493	$209,307	17.8%
Adjusted EBITDA as a % of net operating revenues	15.1%	15.9%
Net cash provided by operating activities	$205,985	$151,291
Net cash provided by operating activities as a % of net operating revenue	12.6%	11.5%

COMMUNITY HEALTH SYSTEMS, INC.

Condensed Consolidated Balance Sheets

(Unaudited)

($ in thousands)

	June 30, 2004	December 31, 2003
ASSETS
Current assets:
Cash and cash equivalents	$18,605	$16,331
Patient accounts receivable, net	552,378	559,097
Other current assets	131,189	120,652
Total current assets	702,172	696,080

Property and equipment	1,840,099	1,772,461
Less accumulated depreciation and amortization	(432,043)	(377,116)
Property and equipment, net	1,408,056	1,395,345
Goodwill, net	1,158,551	1,155,797
Other assets, net	112,485	102,989

Total assets	$3,381,264	$3,350,211

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Current maturities of long-term debt	$20,132	$29,677
Accounts payable and accrued liabilities	386,712	368,387
Total current liabilities	406,844	398,064

Long-term debt	1,353,782	1,444,981
Other long-term liabilities	175,537	156,577
Stockholders’ equity	1,445,101	1,350,589

Total liabilities and stockholders’ equity	$3,381,264	$3,350,211

COMMUNITY HEALTH SYSTEMS, INC.

Condensed Consolidated Statements of Cash Flows

(Unaudited)

($ in thousands)

	Six Months Ended June 30,
	2004	2003
Cash flows from operating activities
Net Income	$79,165	$64,155
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	77,157	67,600
Minority interest in earnings	1,008	1,052
Other non-cash expenses, net	(89)	122
Net changes in operating assets and liabilities, net of effects of acquisitions	48,744	18,362
Net cash provided by operating activities	205,985	151,291

Cash flows from investing activities
Acquisitions of facilities and other related equipment	(5,290)	(157,176)
Purchases of property and equipment, net	(82,167)	(66,101)
Increase in other assets	(14,852)	(13,640)
Net cash used in investing activities	(102,309)	(236,917)

Cash flows from financing activities
Proceeds from exercise of stock options	1,902	768
Stock buy-back	—	(12,533)
Redemption of minority investments in joint ventures	(1,945)	(115)
Distribution to minority investors in joint ventures	(616)	(1,539)
Borrowing under credit agreement	45,640	80,000
Repayments of long-term indebtedness	(146,383)	(88,493)
Net cash used in financing activities	(101,402)	(21,912)

Net change in cash and cash equivalents	2,274	(107,538)
Cash and cash equivalents at beginning of period	16,331	132,844
Cash and cash equivalents at end of period	$18,605	$25,306

- END -